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                                                                   Exhibit 10.17

                                    GUARANTY


                 GUARANTY, dated June 27, 1997, of MEI HOLDINGS, L.P., a Delaware Limited Partnership (the "Guarantor"), in favor of NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation (the "Lender").

                              W I T N E S S E T H:

                 WHEREAS, Malibu Centers, Inc., a Delaware corporation ("Borrower"), has entered into a Loan Agreement, dated as of the date hereof (as at any time amended, modified or supplemented, the "Loan Agreement"), with Lender, pursuant to which the Lender has agreed to make a Loan (as defined in the Loan Agreement) to the Borrower; and

                 WHEREAS, the Guarantor owns approximately 81% of all the outstanding common stock of Malibu Entertainment Worldwide, Inc., a Delaware corporation, ("Malibu") the ultimate parent of the Borrower; and

                 WHEREAS, the Guarantor will derive economic benefits from the making of the Loan to Borrower by the Lender; and

                 WHEREAS, in connection with the making of the Loan under the Loan Agreement, and as a condition precedent thereto, the Lender is requiring that the Guarantor shall have executed and delivered this Guaranty; and

                 WHEREAS, as partial security for a separate loan made from Lender to Guarantor, Lender is the holder of that certain Pledge and Security Agreement, dated as of June 5, 1997, between Lender and Guarantor (the "Original Pledge"); and

                 WHEREAS, in connection with the making of the Loan under the Loan Agreement, and as a condition precedent thereto, the Lender is requiring that the Guarantor and the Lender amend and restate the Original Pledge pursuant to the terms of that certain Amended and Restated Pledge and Security Agreement, between the Lender and the Guarantor, dated as of the date hereof (the "Security Agreement") such that the Original Pledge as amended and restated by the Security Agreement will secure, amongst other things, this Guaranty.
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                 NOW, THEREFORE, in consideration of the premises and the
covenants hereinafter contained, and to induce the Lender to provide the Loan under the Loan Agreement, it is agreed as follows:

                 SECTION 1. DEFINITIONS. Capitalized terms used herein shall have the meanings assigned to them in the Security Agreement and if not found therein then in the Loan Agreement, unless the context otherwise requires or unless otherwise defined herein.

                 References to this "Guaranty" shall mean this Guaranty, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative.

                 SECTION 2.  GUARANTY.

                 2.1 Guaranty. The Guarantor hereby guarantees to the Lender, and Lender's successors and assigns, the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loan made by the Lender to, and under the Note held by the Lender of, the Borrower and all other amounts from time to time owing to the Lender by the Borrower under the Loan Agreement, the Note, and any of the other Loan Documents (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantor hereby further agrees that, if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                 2.2 Obligations Unconditional. The obligations of the Guarantor under Section 2.1 hereof are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Loan Agreement, the Note or any other Loan Document, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.2





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that the obligations of the Guarantor hereunder shall be absolute and unconditional, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of the Guarantor under this Guaranty:

                             (i) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                            (ii) any of the acts mentioned in any of the provisions of the Loan Agreement or the Note or any other agreement or instrument referred to herein or therein shall be done, other than full performance or payment of the Guaranteed Obligations, or omitted;

                           (iii)  the maturity of any of the Guaranteed
         Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Loan Agreement or the Note or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                            (iv) any lien or security interest granted to, or in favor of, the Lender as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantor hereby expressly waives, to the extent permitted by applicable law, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Lender exhaust any right, power or remedy or proceed against the Borrower under the Loan Agreement or the Note or any other agreement or instrument referred to herein or therein, or against any other Person under this Guaranty or any other guarantee of, or security for, any of the Guaranteed Obligations.

Guarantor represents, warrants and agrees that, as of the date of this Guaranty, its obligations under this Guaranty are not subject to any offsets or defenses, of any kind, against the Lender. Guarantor further agrees that its obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses.





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                 2.3  Reinstatement.  The obligations of the Guarantor under this Guaranty shall be automatically reinstated if and to the extent that, for any reason, any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify the Lender on demand for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees of counsel) actually incurred by the Lender in connection with such rescission or restoration.

                 2.4 Subrogation. The Guarantor hereby agrees that until the payment and satisfaction in full of all Guaranteed Obligations, it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee hereunder, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

                 2.5 Remedies; Other. The Guarantor agrees that, as between the Guarantor and the Lender, the obligations of the Borrower under the Loan Agreement and the Note may be declared to be forthwith due and payable as provided in the Loan Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in the Loan Agreement) for purposes of Section 2.1 hereof, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantor for purposes of said Section 2.1. If the Lender shall bring an action to enforce this Guaranty, it shall be entitled to recover reasonable out-of-pocket costs and attorney fees incurred in such action, including but not limited to reasonable costs and fees incurred in connection with any provisional remedies, appeal, confirmation, petition for full faith and credit, or execution after judgment.

                 2.6 Continuing Guarantee. The guarantee provided in this Guaranty is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                 2.7 Existence; Compliance with Law. Guarantor (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the state of its organization; (ii) is duly qualified to do business and is in good standing under the laws of





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each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure so to qualify or to be in good standing would not have a materially adverse effect on (A) the business, operations, prospects or financial condition of the Guarantor, (B) Guarantor's ability to pay the Guaranteed Obligations in accordance with the terms hereof, or (C) the Collateral, Lender's Liens on the Collateral pursuant to the Security Agreement or the priority of any such Lien); (iii) has the requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all governmental authorities having jurisdiction, to the extent required for such ownership, operation and conduct where failure to do so would have a materially adverse effect on (A) the business, operations, prospects, assets or financial or other condition of such Guarantor, (B) such Guarantor's ability to pay the Guaranteed Obligations in accordance with the terms hereof, or (C) the Collateral, Lender's Liens on the Collateral pursuant to the Security Agreement or the priority of any such Liens; (v) is in compliance with its limited partnership agreement and certificate of limited partnership; and (vi) is in compliance with all applicable provisions of law where the failure to comply would have a materially adverse effect on (A) the business, operations, prospects, assets or financial or other condition of such Guarantor, (B) such Guarantor's ability to pay the Guaranteed Obligations in accordance with the terms hereof, or (C) the Collateral, Lender's Liens on the Collateral pursuant to the Security Agreement or the priority of any such Liens.

                 2.8 Executive Offices. Guarantor's executive office and principal place of business are the same as set forth in Section 3.4 hereof (with respect to notices).

                 2.9 Power; Authorization; Enforceable Obligations. The execution, delivery and performance of this Guaranty by the Guarantor are within Guarantor's powers, have been duly authorized by all necessary or proper action, including the consent of partners where required, are not in contravention of any provision of Guarantor's certificate of limited partnership or limited partnership agreement, will not violate any law or regulation, or any order or decree of any court or governmental instrumentality to which the Guarantor is subject or by which the Guarantor is bound, will not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Guarantor is a party or by which the Guarantor or any of its property is bound, will not result in the creation or imposition of any Lien upon any of the





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property of the Guarantor, and the same do not require the consent or approval of any governmental body, agency, authority or any other Person except those already obtained. At or prior to the Closing Date, this Guaranty shall have been duly executed and delivered for the benefit of or on behalf of Guarantor, and shall then constitute a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by the application of general equity principles.

                 2.10 Benefit of Guaranty. The provisions of this Guaranty are for the benefit of the Lender and Lender's successors and transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrower and the Lender, the obligations of Borrower under the Loan Documents. In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by the Lender to any Person or Persons any reference to "Lender" herein shall be deemed to refer equally to such Person or Persons.

                 2.11 Further Assurances. The Guarantor agrees, upon the written request of the Lender, to execute and deliver to the Lender, from time to time, any additional instruments or documents reasonably considered necessary by the Lender to cause this Guaranty to remain valid and effective in accordance with its terms.

                 2.12 Payments Free And Clear Of Taxes. All payments required to be made by the Guarantor hereunder shall be made to the Lender, free and clear of, and without deduction for, any and all present and future taxes, withholdings, levies, duties, and other governmental charges ("Taxes"), excluding such income and franchise taxes of the United States and any political subdivision thereof which would otherwise have been payable by Lender if Borrower had paid the Guaranteed Obligations to Lender in accordance with the terms of the Loan Documents. Upon request by Lender, the Guarantor shall furnish to Lender a receipt for any Taxes paid by such Guarantor pursuant to this Section 2.12 or, if no Taxes are payable with respect to any payments required to be made by the Guarantor hereunder, either a certificate from each appropriate taxing authority or an opinion of counsel acceptable to the Lender, in either case stating that such payment is exempt from or not subject to Taxes. If Taxes are paid by the Lender, such Guarantor will, upon demand of the Lender, and whether or not such Taxes shall be correctly or legally asserted, indemnify the Lender for such payments, together with any interest, penalties and expenses in connection therewith plus interest thereon at the rate specified in the Loan Agreement.





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                 2.13    Limitation of Guaranty.  Any term or provision of this
Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount of the Guarantied Obligations for which the Guarantor shall be liable shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, voidable under Section 548 of the United States Bankruptcy Code or any comparable provision of any state law or any applicable law relating to fraudulent conveyance or fraudulent transfer.

                 SECTION 3.  MISCELLANEOUS.

                 3.1 Entire Agreement; Amendments. This Guaranty, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the loans and advances under the Loan Documents and/or the Guaranteed Obligations and may not be amended or supplemented except by a writing signed by the Guarantor and the Lender.

                 3.2 Headings. The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

                 3.3 Severability. In the event that any one or more of the provisions contained in this Guaranty shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Guaranty shall not be in any way impaired.

                 3.4 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Guaranty) shall be given or made by telecopy, or in writing and telecopied (with confirmation), mailed or delivered to the intended recipient at the address specified below; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier (with confirmation of receipt), or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.





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                 If to Guarantor, at:

                          MEI Holdings, L.P.
                          c/o Hempstead Group
                          Texas Commerce Tower
                          2200 Ross Ave., Suite 4200-W
                          Dallas, Texas 75201
                          Attn:  Daniel A. Decker
                          Fax #:  214-220-4949

                 With a copy to:

                          Jones, Day, Reavis & Pogue
                          599 Lexington Avenue
                          New York, New York 10022
                          Attn:  Robert A. Profusek, Esq.
                          Fax #:  212-755-7306


                 If to the Lender to:

                          Nomura Asset Capital Corporation
                          Two World Financial Center
                          Building B
                          New York, New York 10281
                          Attn:  Raymond Anthony
                          Fax #:  212-667-1666

                 with a copy to:

                          Weil Gotshal & Manges LLP
                          767 Fifth Avenue
                          New York, New York 10153-0119
                          Attn:  J. Philip Rosen, Esq.
                          Fax #:  212-310-8007





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                 3.5  Binding Effect.  This Guaranty shall bind Guarantor and shall inure to the benefit of Lender and Lender's respective successors and permitted assigns. Guarantor may not assign this Guaranty.

                 3.6 Non-Waiver. The failure of the Lender to enforce any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against the Lender, nor excuse Guarantor from its Obligations hereunder. Any waiver of any such right or remedy by the Lender must be in writing and signed by the Lender.

                 3.7 Termination. This Guaranty shall terminate and be of no further force or effect at such time as the Guaranteed Obligations shall be paid and performed in full. Upon payment and performance in full of the Guaranteed Obligations, the Lender shall deliver to Guarantor such documents as Guarantor may reasonably request to evidence such termination.

                 3.8 Governing Law. The terms of this Guaranty shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York (exclusive of any rules as to conflict of laws) and the laws of the United States applicable therein. Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in the Borough of Manhattan in New York City for the purposes of all legal proceedings arising out of or relating to this Guaranty or the transactions contemplated hereby. The Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                 3.9 Counterparts. This Guaranty may be executed in any number of counterparts which shall individually and collectively constitute one agreement.

                 3.10 Non-Recourse. The Guarantied Obligations are full recourse obligations of Guarantor. Anything contained herein, in the Note or in any other Loan Document to the contrary notwithstanding, no recourse shall be had for the Guarantied Obligations against any partner, agent, director, officer, or employee of the Guarantor. It is understood that the preceding sentence shall not (A) in the event of any malfeasance, such as fraud,





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misappropriation of funds or intentional misrepresentation, estop any Lender from instituting or prosecuting a legal action or proceeding or otherwise making a claim against the Person or Persons committing such malfeasance, and
(B) constitute a waiver, release or discharge of any Guaranteed Obligation, and the same shall continue until paid or discharged in full.

                 3.11 Secured Obligations. The obligations of Guarantor hereunder are secured by the Security Agreement.

                            [signature page follows]





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                 IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty as of the date first above written.


                        MEI HOLDINGS, L.P., a Delaware limited partnership

                        By:  MEI GENPAR, L.P.
                               its general partner

                               By:     HH GenPar Partners, its general partner

                                       By:      Hampstead Associates, Inc.,
                                                a managing general partner



                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:





Accepted and acknowledged by:


NOMURA ASSET CAPITAL CORPORATION, as Lender



By:
   ---------------------------------
   Name:
   Title: